Exhibit 99.2

MIRATI THERAPEUTICS PRICES PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CALIFORNIA, October 23, 2013 — Mirati Therapeutics, Inc. (Nasdaq: MRTX) today announced the pricing of an underwritten public offering of 3,250,000 shares of its common stock at a price to the public of $17.50 per share.  The gross proceeds from this offering to Mirati are expected to be approximately $56.9 million, before deducting underwriting discounts and commissions and other offering expenses payable by Mirati. Mirati has granted the underwriters a 30-day option to purchase up to an aggregate of 487,500 additional shares of common stock.  The offering is expected to close on or about October 29, 2013, subject to customary closing conditions.  Mirati expects to use net proceeds of this offering for research and development expenses, working capital, potential future licensing or partnership transactions and for other general corporate expenses.

Jefferies LLC and Leerink Swann LLC are acting as joint book-running managers in the offering and Piper Jaffray & Co. is acting as lead manager in the offering.

Registration statements relating to the shares to be sold in the offering have been filed with the Securities and Exchange Commission (“SEC”) and became effective on October 23, 2013. The registration statements, including the prospectus relating to the offering, is available on the SEC’s website at http://www.sec.gov. Copies of the prospectus may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, or by e-mail at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics is a targeted oncology company developing an advanced pipeline of breakthrough medicines for precisely defined patient populations.

Forward-Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of

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applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the anticipated gross proceeds to Mirati from the public offering, the expected closing date for the public offering and Mirati’s anticipated use of the net proceeds from the public offering.

Whether actual results and developments will conform with the expectations and predictions contained in this news release is subject to a number of risks, assumptions and uncertainties, many of which are beyond Mirati’s control, and the effects of which can be difficult to predict. These risks include, but are not limited to, market risks and uncertainties, the satisfaction of customary closing conditions for the public offering, unexpected cash requirements or changes in Mirati’s business plans and other risks described in Mirati’s filings with the Securities and Exchange Commission. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Contact:

Company Contact
Mark J. Gergen
Executive Vice President & COO
Mirati Therapeutics, Inc.
858-332-3410

Tracey Rowlands, Ph.D.
Director of Investor Relations and Business Development
514-337-3333 ext. 512
ir@mirati.com
www.mirati.com

Investor Relations and Media Relations:
Carolyn Hawley
Canale Communications
619-849-5375
carolyn@canalecomm.com